                                                                  EXHIBIT 99.B.5
                                  ________________________


                                  APPLICATION


      [LARGE DOLLAR
         GRAPHIC]                 for a Personal Annuity
                                  Select Contract





                                  Included in this packet:

                                  - Your Application
                                  - Exchange of Annuity
                                    Contracts Form












                                        PERSONAL
                                        ANNUITY
                                        SELECT







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        Instruction: Application for a Personal Annuity Select Contract

________________________________________________________________________________

1. Annuitant Information           The Annuitant is the person on whose life the
                              amount and duration of the Contract's Income
                              Benefits are based. Once the Contract is issued, the Annuitant may not be changed. Personal Annuity Select Contracts may be issued before age 88.
                                   Only the Owner may exercise the rights given
                              by the Contract. The Owner of the Contract may be a different person than the Annuitant. If the Annuitant is not the Owner, please complete
                              Section 2 of this application.
                                   Please complete all information.

________________________________________________________________________________

2. Owner Information               Please complete this section only if the
                              Annuitant is not the Owner. The Owner may exercise every right given by the Contract without the consent of any other person, including receiving the Income Benefits, naming the Beneficiary and surrendering the Contract for cash. A change of ownership may cause tax to become due.
                                   A trust may be named as the Owner if it acts
                              as an agent for a natural person. Enter the trust's name in the "Owner" section. Enter the tax I.D. number is the social security space and enter the trustee's address in the permanent residence space. A copy of the trust agreement must be included with this application. Foreign trusts cannot own this Contract.

________________________________________________________________________________

3. Other Contracts                 If the annuity being applied for will replace
                              an existing life insurance or annuity contract, please indicate the company and policy number. If you are transferring funds from another company's annuity, please call us toll free for instructions at 1 800 223-1200. The transfer may be subject to income tax if you do not comply with IRS requirements. You should also contact the other insurance company for information regarding transferring funds from your annuity.

________________________________________________________________________________

4. Annuity Starting Date           The Annuity Starting Date is the date you
                              plan to begin receiving Income Benefits. This date may not be earlier than 14 months after the Annuity Contract issue date, and it may not be later than the first day of the month of the Annuitant's 90th birthday. You may change this date any time before Income Benefit payments begin.

________________________________________________________________________________

5. Designation of Beneficiary      If the Annuitant dies before Income Benefit
                              payments begin, the Death Benefit will be paid to you (the Owner). If you (the Owner) die before Income Benefit payments begin, the Death Benefit will be paid to the Beneficiary(ies) you have named. For example, a married person with children might name a spouse as Primary Beneficiary and the children as Contingent Beneficiaries. If the Primary Beneficiary is the Owner's spouse, the surviving spouse may elect to become the successor Owner and continue the Contract. If no Primary Beneficiary is alive at the time of your death, the Death Benefit will be paid to the Contingent Beneficiary(ies) you have named. If no Contingent Beneficiary is alive, or you have not named a Beneficiary, the Death Benefit will be paid to your estate. Unless you tell us otherwise, "children" means your offspring from all of your marriages and any persons you have legally adopted.

________________________________________________________________________________

IF YOU WOULD LIKE ASSISTANCE IN COMPLETING THIS APPLICATION, OR IF YOU HAVE
QUESTIONS ABOUT NAMING THE ANNUITANT, OWNER, OR BENEFICIARIES, PLEASE CALL US
TOLL FREE AT 1 800 223-1200, WEEKDAYS BETWEEN 8:00 A.M. AND 8:00 P.M., EASTERN
TIME.
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
[TIAA CREF LOGO] TIAA-CREF Life Insurance Company     Application for a Personal Annuity Select Contract                           N
                 730 Third Avenue
                 New York, NY 10017-3206              Please print in INK and provide all information requested
------------------------------------------------------------------------------------------------------------------------------------
1. Annuitant        Annuitant's Full Name (Mr./Mrs./Ms./Dr.)
   Information                                              ------------------------------------------------------------------------
                    Soc. Sec. #                                       Date of Birth         /       /         Sex: [ ] M  [ ] F
                                ------------------------------------                -------------------------
                    Daytime Telephone                                 Evening Telephone
                                      -------------------------------                   --------------------------------------------
                    Permanent Residence
                                        --------------------------------------------------------------------------------------------
                                                                      State                                   Zip
                    -------------------------------------------------       ---------------------------------     ------------------

                    Are you currently or formerly employed by:
                    [ ] College, University or Non-Profit Education or Research Institution       [ ] K-12
                    [ } Association                                                               [ ] Other
                                    -------------------------------------------------------
                    Occupation
                               -----------------------------------------------------------------------------------------------------
                    Name and Address of Employer
                                                 -----------------------------------------------------------------------------------

                    ----------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
2. Owner            Owner's Full Name (Mr./Mrs./Ms./Dr.)
   Information                                              ------------------------------------------------------------------------
   (Complete only   Soc. Sec. #                                       Date of Birth         /       /         Sex: [ ] M  [ ] F
   if the Annui-                -------------------------------------                -------------------------
   tant is not      Daytime Telephone                                 Evening Telephone
   the Owner.)                        -------------------------------                   --------------------------------------------
                    Permanent Residence
                                        --------------------------------------------------------------------------------------------
                                                                      State                                   Zip
                    -------------------------------------------------       ---------------------------------     ------------------

                    Are you currently or formerly employed by:
                    [ ] College, University or Non-Profit Education or Research Institution       [ ] K-12
                    [ } Association                                                               [ ] Other
                                    -------------------------------------------------------
                    Occupation
                               -----------------------------------------------------------------------------------------------------
                    Name and Address of Employer
                                                 -----------------------------------------------------------------------------------

                    ----------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
3. Other            Will this contract replace or change a life insurance or annuity contract with another company?
   Contracts        [ ] Yes
                    If yes, Company                                             Contract Number
                                    -------------------------------------------                 ------------------------------------
                                                   [ ] Life Insurance Policy     or     [ ] Annuity Contract
------------------------------------------------------------------------------------------------------------------------------------
4. Annuity          First day of (the Month)                        (in Year)                , OR at the Annuitant's age
   Starting Date                             ----------------------           --------------                                --------
------------------------------------------------------------------------------------------------------------------------------------
5. Designation      Name and Address of                            Relationship to         Date of Birth         Social Security #
   of Beneficiary   Primary Beneficiary(ies) (Class I)             Owner

                    ----------------------------------------------------------------------------------------------------------------

                    ----------------------------------------------------------------------------------------------------------------
                    Name and Address of                            Relationship to         Date of Birth         Social Security #
                    Contingent Beneficiary(ies) (Class II)         Owner

                    ----------------------------------------------------------------------------------------------------------------

                    ----------------------------------------------------------------------------------------------------------------
                    The right to change beneficiaries is reserved to me unless TIAA-CREF LIFE is notified otherwise.
                    NOTE: If no primary beneficiary (Class I) is living at time of insured's death, benefits are payable to the contingent beneficiary (Class II). If a class includes more than one person, the benefits are divided equally among the living beneficiaries of the class.
------------------------------------------------------------------------------------------------------------------------------------
                        PLEASE REMEMBER TO COMPLETE THE REVERSE SIDE, AS WELL AS SIGN AND DATE THE APPLICATION.
1291.1.APP.03                                                                                                                Ed 6-98
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--------------------------------------------------------------------------------
FOR RESIDENTS OF GA, ID, LA, MA, MI, MO, NE, NC, NJ, NV, OK, RI, SC, TX, UT, WA
                 OR WV, PLEASE READ THE FOLLOWING INFORMATION:

IF YOU LIVE IN ONE OF THESE STATES, THE AMOUNT YOU MAY ALLOCATE TO THE STOCK INDEX ACCOUNT IS LIMITED TO $10,000 DURING THE INITIAL CANCELLATION (FREE-LOOK) PERIOD. If you allocate more than $10,000 to the Stock Index Account, your Application is considered incomplete. We will attempt to contact you to ascertain whether you would like us to return the amount in excess of $10,000 or otherwise allocate it to the Fixed Account. If we have not received alternative instructions from you within five days of receiving your incomplete Application, we will immediately return your initial premium.

Here is an example of how to determine the maximum percentage of your initial premium you may allocate to the Stock Index Account. Let's assume your initial premium is $15,000. $10,000 divided by $15,000 gives you 66.67%. Thus, 66% is the maximum whole number percentage you may allocate to the Stock Index Account. To allocate the maximum percentage of your initial premium to the Stock Index Account, you would specify that 66% be allocated to the Stock Index Account and 34% to the Fixed Account.

Here is how your initial premium will be allocated:

                  To the Fixed Account: $15,000 x .34 = $5,100
               To the Stock Index Account: $15,000 x .66 = $9,900

After the cancellation period expires, you may transfer any amount or allocate any percentage of future premiums to the Stock Index Account.
-------------------------------------------------------------------------------

6. Initial Premium. Your first premium must be at least $250, or $25 using Electronic Funds Transfer (EFT). Please make your check payable to TIAA-CREF LIFE INSURANCE CO. and indicate the amount of your initial premium submitted with this application $____________. Please allocate your premium, in WHOLE PERCENTAGES, to either the Fixed and/or the Stock Index Account(s). The percentage(s) must total 100 percent. Please indicate below, the percentage(s) you wish to contribute to the:

           FIXED ACCOUNT ________% + STOCK INDEX ACCOUNT ________% = 100%

Future premiums must be at least $25 and will be allocated between the Fixed Account and the Stock Index Account in the same proportion (to the nearest whole number percentages) as your initial premium. You may remit additional premiums and change your allocation percentages at any time.

Every Contract has an initial cancellation (free-look) period (between 10 and 45 days). If you live in one of the states listed above, the cancellation period will be the minimum allowed by state law (between 10 and 31 days), and we will refund your premium if you cancel the Contract before the end of the cancellation period. If you live in any other state (or D.C.), we will refund the value of your Contract as of the day of cancellation, which is the day you mail or deliver your request to us for cancellation.

                             IMPORTANT INFORMATION

THE ANNUITY APPLIED FOR WILL NOT TAKE EFFECT UNLESS AND UNTIL, DURING THE LIFETIMES OF THE PROPOSED ANNUITANT AND OWNER, TIAA-CREF LIFE HAS RECEIVED THE INITIAL PREMIUM AND HAS APPROVED THIS APPLICATION. IF THE ANNUITANT IS NOT THE OWNER, THE ANNUITANT CONSENTS TO THIS APPLICATION FOR AN ANNUITY BASED ON HIS OR HER LIFE. THE OWNER (NOT THE ANNUITANT) CONTROLS THE CONTRACT. SUBJECT TO ANY TRANSFER OR ASSIGNMENT OF RIGHTS, THE OWNER MAY EXERCISE EVERY RIGHT GIVEN BY THE CONTRACT WITHOUT THE CONSENT OF ANY OTHER PERSON. THIS CONTRACT HAS NO PROVISION FOR LOANS. ACCUMULATIONS IN THE STOCK INDEX ACCOUNT ARE VARIABLE IN THAT PRINCIPAL AND RETURNS MAY INCREASE OR DECREASE, DEPENDING ON INVESTMENT RESULTS. INVESTMENT RESULTS IN THE STOCK INDEX ACCOUNT ARE NOT GUARANTEED.

I HAVE RECEIVED A CURRENT PROSPECTUS FOR THE VARIABLE COMPONENT OF THE PERSONAL ANNUITY SELECT CONTRACT AND A CURRENT PROSPECTUS FOR THE TIAA-CREF LIFE FUNDS, AND HAVE READ AND UNDERSTAND ALL PROVISIONS OF THIS APPLICATION.


-----------------------------------------------------------
Signature of Annuitant                            Date


-----------------------------------------------------------
Signature of Owner (if other than the Annuitant)  Date

If you would like to receive the Statement of Additional Information, which supplements the prospectuses for the variable component of the Personal Annuity Select Contract and the TIAA-CREF Life Funds, check here: [ ]

[TIAA CREF LOGO] TIAA-CREF LIFE INSURANCE COMPANY The variable component of the
                 730 Third Avenue                 Personal Annuity Select Contract
                 New York, NY 10017-3206          and the TIAA-CREF Life Funds are
                                                  distributed by Teachers Personal
                                                  Investors Services, Inc.
                                                  Copyright 1998 TIAA-CREF Life
                                                  Insurance Company

                            [TIAA CREF LOGO & LETTERHEAD]

                         EXCHANGE OF ANNUITY CONTRACTS
                             Under IRC Section 1035

Contract No.:                           Owner:
             -------------------------         --------------------------------
Contract
Issued By:                              Owner's SS or ID:
           ---------------------------                    ---------------------
Address of                              Annuitant/
Issuer:                                 Insured:
       -------------------------------           ------------------------------
                                        Approximate
                                        Amount:
       -------------------------------          -------------------------------
                                                      (Minimum $250)

[ ] Please check if you are transferring an insurance contract.
    Please Note: TIAA-CREF Life is unable to accept dual owners or annuitants.

1. I/We the owner of the captioned contract, wish to exchange it for a Personal Annuity Select on the same life and having the same owner as the captioned contract, for which I/We have submitted an application to TIAA-CREF Life.

2. I/We hereby assign and transfer all right, title and interest in the captioned contract to TIAA-CREF Life.

3. I/We intend this assignment to be part of an exchange of insurance policies under Internal Revenue Code Section 1035. The undersigned is aware that TIAA-CREF Life intends to surrender this contract for its cash value, (no portion of which shall be received actively or constructively by me) and to issue the new Personal Annuity Select in exchange therefor.

4. This form is being furnished to me for my convenience and at my request and TIAA-CREF Life assumes no liability or responsibility and makes no representations as to the validity or effectiveness of this exchange under
   Section 1035 or otherwise.

5. I/We represent and warrant that no person, firm, or corporation has an interest in the captioned contract except the undersigned, and that no proceedings of either a legal or equitable nature are pending which might affect the said contract.

6. I/We understand and agree that in the event the new Personal Annuity Select is returned under the "free look" provision, TIAA-CREF Life shall be discharged of all further liability to me/us in connection with this transaction. If the exchange of contracts is not completed within a reasonable time, TIAA-CREF Life will assign the contract back to the owner, unless TIAA-CREF Life has already submitted the contract for surrender, and in that event, the amount received by TIAA-CREF Life shall be paid over in full to me/us when received.

7. I/We represent that a photographic copy of this original assignment shall be as valid as the original.

8. We acknowledge that this assignment is not effective unless and until accepted by TIAA-CREF Life and such acceptance is recorded at the end of this form.

-----------------------------------  All other parties, if any, having an
     (Owner)         (Date)          interest in ownership of the captioned
                                     contract must sign. (e.g., all assignees, irrevocable beneficiaries, etc.)

                                     ----------------------------------------
                                       (Signature)               (Interest)

                                     ----------------------------------------
                                       (Signature)               (Interest)

                                     ----------------------------------------
                                       (Signature)               (Interest)

TIAA-CREF Life hereby accepts the Assignment of the above-referenced contract on this ---- day of --------, 19--.


By:                                  Title:
   -------------------------------          -----------------------------------


                  TEACHERS PERSONAL INVESTORS SERVICES, INC.